Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

J. Steven Roush and Elizabeth A. Pagliarini, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge, the Quarterly Report of Summit Healthcare REIT, Inc. on Form 10-Q for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Summit Healthcare REIT, Inc.

/s/ J. Steven Roush
Date: May 12, 2023	J. Steven Roush
Chairman and Interim Principal Executive Officer
(Principal Executive Officer)

/s/ Elizabeth A. Pagliarini
Date: May 12, 2023	Elizabeth A. Pagliarini
Chief Financial Officer
(Principal Financial Officer)